ENTERGY ENTERPRISES, INC.
                     BALANCE SHEET
                  AS OF MARCH 31, 1999
                     (UNAUDITED)


                    ASSETS

 PROPERTY
 Furniture and Equipment                                 $  5,072,439.63
 Construction in Process                                        9,085.62
                                                         ---------------
      Total Property                                        5,081,525.25

 INVESTMENTS
 Investment in EOSI                                           311,587.59
                                                         ---------------
     Total Investments                                        311,587.59

 CURRENT & ACCRUED ASSETS
 Cash                                                         826,271.70
 Working Funds/Travel Advances                                471,124.04
 Special Deposits                                             359,467.11
 Temporary Cash Investments                                19,386,009.10
 Accounts Receivable                                           75,190.21
 Accounts Receivable - Associated Companies                12,035,432.90
 Notes Receivable                                           2,255,961.99
 Accrued Interest                                              14,893.10
 Prepaid Expenses                                             486,095.88
 Income Taxes Receivable                                       12,901.22
                                                         ---------------
      Total Current and Accrued Assets                     35,923,347.25

 DEFERRED DEBITS
 Accumulated Deferred Income Tax-Fed & State               16,522,156.84
 Miscellaneous Deferred Debits                             (4,280,570.21)
                                                         ---------------
      Total Deferred Debits                                12,241,586.63
                                                         ---------------

           Total Assets                                  $ 53,558,046.72
                                                         ===============

These are interim financial statements prepared without notes.

                        ENTERGY ENTERPRISES, INC.
                             BALANCE SHEET
                           AS OF MARCH 31, 1999
                              (UNAUDITED)


                       CAPITAL

 Common Stock                                             $   57,400,000.00
 Additional Paid-in Capital                                   20,000,000.00
 Miscellaneous Paid-in Capital                               163,000,000.00
 Retained Earnings                                          (219,376,606.19)
                                                          -----------------
      Total Capital                                           21,023,393.81

                     LIABILITIES

 CURRENT & ACCRUED LIABILITIES
 Accounts Payable                                              4,805,690.83
 Accounts Payable to Associated Companies                      7,958,000.92
 Taxes Accrued                                                (5,617,462.49)
 Miscellaneous Current & Accrued Liabilities                   7,641,087.78
                                                          -----------------
      Total Current & Accrued Liabilities                     14,787,317.04

 LONG TERM LIABILITIES
 Advances from Associated Company - Entergy Corp.             17,500,000.00
                                                          -----------------
      Total Long Term Liabilities                             17,500,000.00

 DEFERRED CREDITS
 Other Deferred Credits                                          247,335.87
                                                          -----------------
      Total Deferred Credits                                     247,335.87
                                                          -----------------

      Total Liabilities                                       32,534,652.91
                                                          -----------------

           Total Capital & Liabilities                    $   53,558,046.72
                                                          =================

These are interim financial statements prepared without notes.

                        ENTERGY ENTERPRISES, INC.
                            INCOME STATEMENT

                    THREE MONTHS ENDED MARCH 31, 1998
                              (UNAUDITED)


                   REVENUE
 Services Rendered Non-Associates                        $      12,600.00
 Services Rendered Associates                               10,268,917.62
 Interest Income                                               265,347.97
                                                         ----------------
      Total Revenue                                         10,546,865.59

                   EXPENSES
 Operation & Maintenance Expense
   Operation Expenses                                          183,368.64
   Maintenance Expenses                                        141,263.38
                                                         ----------------
     Total Operation & Maintenance  Expenses                   324,632.02

 General & Administration Expenses
   Salaries, Wages and Benefits                              9,414,733.12
   Outside Services                                          9,523,997.86
   Rent                                                        904,464.49
   Administrative and General                                 (466,098.39)
   Active Development Credit                                   (69,875.33)
                                                         ----------------

     Total Administrative and General Expense               19,307,221.75

 Taxes Other Than Income                                        83,515.72
 Depreciation and Amortization                                 468,570.94
 Miscellaneous Expenses                                          8,610.00
                                                         ----------------
      Total Expenses                                        20,192,550.43

 Interest Expense                                               66,020.18
                                                         ----------------

 Income (Loss) Before Income Taxes                          (9,711,705.02)

 Income Taxes -  (Benefit)                                  (3,160,826.18)
 Provision for Deferred Income Taxes                            16,208.31
                                                         ----------------
     Total Income Taxes                                     (3,144,617.87)
                                                         ----------------

 Net Income (Loss)                                       $  (6,567,087.15)
                                                         ================

These are interim financial statements prepared without notes.